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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the use in this registration statement on Form S-1 of our reports dated December 16, 1999, relating to the financial statements and financial statement schedule of UTStarcom, Inc. which appear in such registration statement. We also consent to the references to our firm under the heading "Experts."

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Francisco, California
December 20, 1999